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                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                   ______________


                                     FORM 8-A


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                             REALTY INCOME CORPORATION
               (Exact name of registrant as specified in its charter)

               Maryland                                33-0580106
(State of incorporation or organization)     (IRS Employer Identification No.)

220 West Crest Street, Escondido, California,           92025
(Address of principal executive offices)              (Zip Code)

       If this form relates to      If this form relates to the registration
       the registration of a        of a class of debt securities and is to
       class of debt securities     become effective simultaneously with the
       and is effective upon        effectiveness of a concurrent
       filing pursuant to           registration statement under the
       General Instruction          Securities Act of 1933 pursuant to
       A(c)(i) please check the     General Instruction A(c)(2) please check
       following box. / /           the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------                 ------------------------------

__% Monthly Income Senior Notes due 2008     New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
--------------------------------------------------------------------------------
                                  (Title of Class)
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Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.

     This registration statement relates to the registration with the Securities and Exchange Commission __% Monthly Income Senior Notes (the "Notes") of Realty Income Corporation, a Maryland corporation (the "Registrant"). A description of the Notes is incorporated herein by reference to the Section entitled "Description of the Notes" in the Registrant's Prospectus Supplement relating to the Notes to be filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) subsequent to the date hereof and the Section entitled "Description of Debt Securities" in the related prospectus dated October 1, 1997 filed with the SEC on October 2, 1997.

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Item 2.   EXHIBITS


1. Articles of Incorporation, incorporated herein by reference to Appendix B in the Registrant's 1997 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 1997.

2. Bylaws as amended and restated, incorporated herein by reference to Appendix C in the Registrant's 1997 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 1997.

3. Rights Agreement, dated as of June 25, 1998 between Realty Income Corporation and The Bank of New York incorporated herein by reference from the form of Articles Supplementary of the Class A Junior Participating Preferred Stock of Realty Income Corporation as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 26, 1998.

4.   Form of Note.

5. Form of Indenture between the Registrant and The Bank of New York, as trustee, relating to the Notes is incorporated herein by reference to
     Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-34311), as amended.


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                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                              REALTY INCOME CORPORATION

Dated:  October 21, 1998      By  /s/ Michael R. Pfeiffer
                                 --------------------------------------------
                                 Name:  Michael R. Pfeiffer
                                 Title: Senior Vice-President, General Counsel
                                        and Secretary


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